Exhibit 10.1

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (the “Agreement) is made and entered into by and between Manpower Inc. and Richard Pinola (collectively referred to as “the Parties”) this 20th day of December, 2004 (the “Effective Date”).

WHEREAS, Richard Pinola (the “Employee” or “you”) has been employed as Chief Executive Officer of Right Management Consultants, Inc. (the “Company”) by Manpower Inc. (“Manpower”), the corporate parent of the Company;

WHEREAS, Employee desires to resign his position and retire as Chief Executive Officer of the Company, as of the Effective Date, at which time his employment relationship with the Company and Manpower will be terminated;

WHEREAS, the Parties wish to resolve fully and finally any potential dispute or claim they have or might have with or against one another and against all representatives, successors and assigns of one another.

NOW, THEREFORE, for good and valuable consideration, the Parties agree to settle any potential disputes or other matters whatsoever, whether known or unknown, finally and completely as follows:

(1)

Consideration.

In consideration of Employee’s undertakings set forth in Paragraph (4), and conditioned upon (a) Employee’s acceptance of the terms contained in this Agreement and (b) Employee’s fulfillment of the obligations set forth herein, Manpower and the Company will provide Employee with an opportunity to serve as a consultant to the Company through and until sixty (60) days following the Effective Date (the “Consulting Termination Date”) at a rate of $45,833.33 per month, less applicable withholdings and deductions.  During the period prior to the Consulting Termination Date, Employee will serve at the sole discretion of Manpower’s Chief Executive Officer and/or any successor appointed to fill Employee’s position and will fulfill only those duties assigned by the foregoing individuals.

(2)

Additional Consideration.

Upon Employee’s delivery to Manpower and the Company of an executed general release agreement (in the form attached hereto as Exhibit A) dated as of the Consulting Termination Date (such release, the “General Release Agreement”), the Company will provide Employee with additional consideration in the form of the following:

a.

A lump sum payment equal to Two Million Dollars and 00/100 Cents ($2,000,000.00), less applicable withholdings and deductions.

b.

A full release by the Company of the Noncompetition Agreement contained in paragraph 3 of the Change in Control Agreement (as defined below).

(3)

Retirement.

Employee agrees that he shall resign his position as Chief Executive Officer (and any other position he holds within the Company and/or Manpower), retire from the Company as of the Effective Date and not pursue any further employment relationship with the Company and/or Manpower.

(4)

Employee’s Release.

In exchange for the benefits and payments to Employee, described in Paragraphs (1) and (2) of this Agreement, Employee hereby irrevocably and unconditionally releases, waives, and fully and forever discharges Manpower, the Company, their related corporations, parents, subsidiaries, divisions, affiliates, franchises, and other businesses, and their respective past and current agents, servants, officers, directors, stockholders, attorneys, and their respective successors and assigns (the “Released Parties”) from and against any and all claims, liabilities, obligations, covenants, rights, demands and damages of any nature whatsoever, whether known or unknown, anticipated or unanticipated, relating to or arising out of any agreement, act, omission, occurrence, transaction or matter up to and including the date of this Agreement, including, without limitation, any and all claims relating to or arising out of Employee’s employment by the Company or the termination thereof and all obligations accrued through the date hereof and arising out of or relating to the Employment Agreement and Change of Control Agreement (each as defined below).

This Release of Claims includes, but is not limited to, any claims or remedies arising under or affected by The Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Family and Medical Leave Act, the Fair Labor Standards Act, the Civil Rights Act of 1866 (42 U.S.C. §§ 1981 and 1983), the Equal Pay Act, as amended, the Employee Retirement Income Security Act, as amended, the Americans With Disabilities Act, the Fair Labor Standards Act, as amended, the Sarbanes-Oxley Act of 2002, Wis. Stat. §§ 111.31-111.395, the Pennsylvania Human Relations Act, 43 P.C.S.A. 951 et seq. and any other local, state or federal laws, whether statutorily codified or not, and any claim arising in contract or in tort.  Employee further agrees to waive any and all recovery from any claim filed regarding the matters released hereby.  Nothing in the waivers or releases set forth in this Agreement shall be construed to constitute any release or waiver by the Employee of (a) any rights or claims arising under this Agreement or (b) any vested benefits that Employee may have accrued as of Employee’s last day of employment with the Company under the terms of any benefit plan maintained by the Company.

(5)

Non-disparagement and Cooperation.

Employee shall not, directly or indirectly, disparage or make negative, derogatory or defamatory statements about (a) any of the Released Parties to any person or entity or (b) the business or operations of any of the Released Parties or any of the Released Parties’ customers, clients, products or services.  Employee agrees to at all times cooperate and consult with and provide all reasonable assistance to the Released Parties to ensure the smooth and orderly transition of Employee’s duties and responsibilities.

Employee further agrees to at all times consult with, and provide all reasonable assistance to any of the Released Parties and their respective auditors and counsel with respect to (a) any matters involving any of the Released Parties that may arise in the future or any matters that relate in any manner to Employee’s responsibilities and/or position while employed by the Company and (b) respect to the investigation, defense, institution and/or maintenance of potential and/or existing claims and/or litigation related to matters in which Employee was involved or involving other executives or employees (and/or former executives or employees) of the Company or its affiliates, or of which Employee had knowledge during Employee’s employment.  Such consultation and assistance shall include but not be limited to being available to attend (a) meetings with the Company’s attorneys, (b) depositions and (c) court hearings and related matters.

The Company agrees to reimburse Employee for reasonable travel and other out-of-pocket expenses incurred by Employee with respect to Employee’s performance of the foregoing obligations.  If Employee is named personally in any such action, such cooperation shall include, but not be limited to, the entry of a joint defense agreement with any of the Released Parties.

(6)

Execution and Revocation.

Employee has twenty-one (21) days to consider this Agreement from the date that it was first given to Employee.  Employee may accept the Agreement by executing the Agreement within the designated time period.  Employee shall have seven (7) days from the date that Employee executes the Agreement to revoke Employee’s acceptance of the Agreement (“Revocation Period”) by delivering, via facsimile to (414) 906-7030, written notice of revocation to Manpower (c/o Mark Toth, Vice President, Chief Legal Officer & Chief Compliance Officer – North America) within the seven (7) day period.  If Employee does not revoke acceptance, this Agreement will become effective and irrevocable by Employee on the eighth (8th) day after the Employee has executed it.  Employee authorizes the Company and/or Manpower to file a Form 8-K or other required filing (which may include a copy of this agreement appended thereto) and to issue a press release relating to this Agreement and its terms prior to the expiration of the seven (7) day period set forth herein.  Employee’s shares of Company stock will be released upon execution of this Agreement by both parties.

(7)

Employee’s Representations and Covenants.

Employee represents and warrants to the Company, and covenants as follows.

(A)

BY SIGNING THIS AGREEMENT, YOU UNDERSTAND THAT YOU HEREBY WAIVE AND RELEASE ANY AND ALL RIGHTS AND CLAIMS ARISING UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, ITS STATE LAW EQUIVALENT AND ALL OTHER CLAIMS AGAINST THE EMPLOYER ARISING UP TO AND INCLUDING THE DATE YOU SIGN THIS AGREEMENT.

(B)

Commencing upon the Effective Date, you will have no power or authority to incur any debt, liability or obligation on behalf of any of the Released Parties.  You confirm that you will return to the Company all Company and/or Manpower property, files, materials or documents in your possession, custody or control (including any automobile, computer, pager, cellular phone, etc.).  You confirm that you have submitted (or will submit within thirty (30) days) to the Company for reimbursement all reasonable business expenses incurred through the Termination Date and the Company will process and approve such expenses in accordance with its normal expense reimbursement policy (subject to the submission of adequate documentation).

(C)

You acknowledge and agree that as of the Effective Date you have no vested Company and/or Manpower stock options and that any such unvested options are cancelled notwithstanding any agreement you have or had to the contrary.

(D)

You acknowledge and confirm that for purposes of your SERP benefit under Section 9 of the Employment Agreement, the actuarial valuation of your benefit will be based on procedures described in the SERP, it being understood that your High Average Recognized Compensation (as defined in the SERP) will be determined using your salary for the calendar years 2003, 2002 and 2001.

(E)

You acknowledge that as of the Effective Date, except as provided in this Agreement and the General Release Agreement, you will not be entitled to any other payments, bonuses, benefits or perquisites from any of the Released Parties including but not limited to, salary, bonus, group health benefits (other than COBRA rights to continue group medical coverage at your expense and any conversion rights to which you may be entitled under law with respect to continuing life insurance coverage at your expense).  To the extent that you have any vested rights under any of the Released Parties’ welfare or benefit plan, or equity plan, your rights and obligations shall be governed by the applicable terms of any such plan based on your termination of employment as of the Effective Date, and after taking into account the circumstances surrounding your termination.

(F)

You have not, at any time up to and including the date on which you sign this Agreement, commenced any action or proceeding or filed any charge or complaint of any nature with any administrative or governmental agency or body.

(G)

You have reviewed the terms of this Agreement and you confirm that you have been advised to consult with, and had the opportunity to confer with, an attorney of your own choosing with respect to the terms of this Agreement. You acknowledge that you have entered into this Agreement knowingly, freely and voluntarily.

(8)

Non-Admission.

Neither the negotiations concerning this Agreement, nor the actual provision of consideration set forth in this Agreement, nor the drafting or execution of this Agreement shall be construed as an acknowledgement or admission by either party of any liability to the other or any other individual or entity or of any wrongdoing under federal, state or local law.

(9)

Employee Breach and Indemnification.

Employee agrees that in the event of a breach by Employee or his heirs or assigns of any provision of this Agreement:  (a) the Company will be irreparably damaged and will have no adequate remedy at law, and will be entitled to an injunction as a matter of right from any court of competent jurisdiction restraining any further breach of this Agreement; (b) Employee will indemnify and hold the Company harmless from and against any and all damages or losses incurred by the Company (including reasonable attorneys’ fees and expenses) as a result of such breach; and (c) the Company’s remaining obligations under this Agreement, if any, shall immediately terminate (unless otherwise amended herein).  Employee further agrees that this Agreement may and shall be pleaded as a full and complete defense to any action, suit or other proceeding covered by the terms of this Agreement which is or may be instituted, prosecuted or maintained by Employee, his heirs and assigns.  Notwithstanding the foregoing, Employee understands and confirms that he is entering into this Agreement (with its covenant not to sue and waiver and release) voluntarily and knowingly, and the covenant not to sue shall not affect his right to claim otherwise with respect to his rights under the ADEA.

(10)

Entire Agreement.

This Agreement constitutes the complete understanding between the parties concerning all matters affecting Employee’s employment with the Company and/or Manpower and the termination thereof and supersedes all prior agreements, understandings and practices concerning such matters, the provisions of any Company and/or Manpower personnel documents, handbooks or policies and any prior customs or practices of the Company and/or Manpower with respect to bonuses, severance pay, fringe benefits or otherwise, including the provisions of the letter agreement dated December 10, 2003 between Employee and Manpower (the “Employment Agreement”) and the “Change of Control” letter agreement dated December 10, 2003 between Employee and Manpower (the “Change of Control Agreement”); provided, however, that, notwithstanding  any provision contained in this Agreement, paragraph 10 (Nondisclosure and Nonsolicitation) of the Employment Agreement shall remain in full force and effect.

(11)

Interpretation; Modification.

No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Employee and such officer as may be specifically designated by Manpower.  This Agreement is a product of negotiation and shall not be construed against either party as the drafter.

If any provision of this Agreement is deemed unenforceable, the rest of the Agreement will be interpreted without the unenforceable provision.  Each obligation under this Agreement is severable.

(12)

Governing Law, Successors and Assigns.

This Agreement shall be governed and construed in accordance with the laws of Wisconsin and shall be binding upon the parties hereto and their respective successors and assigns.

MANPOWER INC.

By: /s/ Jeffrey A. Joerres

Jeffrey A. Joerres

Chief Executive Officer, President and Chairman

Accepted and agreed to:

/s/ Richard J. Pinola

Richard J. Pinola

Exhibit A

Form of General Release

Employee’s Release

In exchange for the benefits and payments described in Paragraphs (1) and (2) of the Separation Agreement and General Release between Manpower Inc. (“Manpower”) and Richard Pinola (the “Employee”) dated December ____, 2004 (the “Agreement”), Employee hereby executes this general release (the “General Release”) and irrevocably and unconditionally releases, waives, and fully and forever discharges Right Management Consultants, Inc. (the “Company”), Manpower, their related corporations, parents, subsidiaries, divisions, affiliates, franchises, and other businesses, and their respective past and current agents, servants, officers, directors, stockholders, attorneys, and their respective successors and assigns (the “Released Parties”) from and against any and all claims, liabilities, obligations, covenants, rights, demands and damages of any nature whatsoever, whether known or unknown, anticipated or unanticipated, relating to or arising out of any agreement, act, omission, occurrence, transaction or matter up to and including the date of this General Release, including, without limitation, any and all claims relating to or arising out of Employee’s employment or consulting services with the Company or the termination thereof and all obligations accrued through the date hereof and arising out of or relating to the Employment Agreement and Change of Control Agreement (each as defined below).

This General Release includes, but is not limited to, any claims or remedies arising under or affected by The Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Family and Medical Leave Act, the Fair Labor Standards Act, the Civil Rights Act of 1866 (42 U.S.C. §§ 1981 and 1983), the Equal Pay Act, as amended, the Employee Retirement Income Security Act, as amended, the Americans With Disabilities Act, the Fair Labor Standards Act, as amended, the Sarbanes-Oxley Act of 2002, Wis. Stat. §§ 111.31-111.395, the Pennsylvania Human Relations Act , 43 P.C.S.A. 951 et seq. and any other local, state or federal laws, whether statutorily codified or not, and any claim arising in contract or in tort.  Employee further agrees to waive any and all recovery from any claim filed regarding the matters released hereby.  Nothing in the waivers or releases set forth in this Agreement shall be construed to constitute any release or waiver by the Employee of (a) any rights or claims arising under the Agreement or (b) any vested benefits that Employee may have accrued as of Employee’s last day of employment with the Company under the terms of any benefit plan maintained by the Company.

_____________________________

Richard J. Pinola

Date:_________________________